SHUMAKER WILLIAMS, P.C.
                            3425 SIMPSON FERRY ROAD
                         CAMP HILL, PENNSYLVANIA 17108
                                 (717) 763-1121


                                                 November 11, 1998


Board of Directors
ACNB Corporation
675 Old Harrisburg Road
Gettysburg, PA 17325

                  RE:      Registration Statement on Form S-4
                           Our File No. 742-98

Ladies/Gentlemen:

         In connection with the proposed offering of up to 561,968 shares of common stock, par value $2.50 per share (the "Common Stock"), by ACNB Corporation (the "Company"), covered by the Company's Registration Statement on Form S-4 (the "Registration Statement") filed with the Securities and Exchange Commission under the Securities Act of 1933, as amended, with respect to the Common Stock, we, as special counsel to the Company, have reviewed:

         1.       Articles of Incorporation of the Company;

         2.       The Bylaws of the Company;

         3. Resolutions adopted by the Board of Directors of the Company relating to the Registration Statement, certified by the Secretary of the Company;

         4.       The Registration Statement; and

         5. Copies of the certificates representing shares of the Common Stock.

         Based on our review of the foregoing, it is our opinion that:

          a. The Company has been duly incorporated under the laws of the Commonwealth of Pennsylvania and is validly existing and in good standing under the laws of the Commonwealth; and

          b. The Common Stock covered by the Registration Statement has been duly authorized and, when issued pursuant to the terms described in the Registration Statement, will be legally issued by the Company and fully paid and non-assessable.

     We consent to the filing of this opinion as an exhibit to the Registration Statement and the reference to us in the related Proxy Statement/Prospectus. In giving this consent, we do not thereby admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission thereunder.

                                             Very truly yours,



                                             /s/Shumaker Williams, P.C.
                                             --------------------------
                                             SHUMAKER WILLIAMS, P.C.